Exhibit 10.8

Security Agreement

Dated 27 August 2021

AiPharma Limited

(as Chargor)

and

Aditxt Inc

(as Chargee)

This Security Agreement is made on ___ August 2021

Between:

(1)	AiPharma Limited, a company incorporated in the British Virgin Islands, the registered office of which is at Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Chargor”); and

(2)	Aditxt Inc, of 737 N.Fifth Street, Suite 200, Richmond, VA 23219 (the “Chargee”).

Whereas:

(A)	Pursuant to the Credit Agreement (as defined below), the Chargee has agreed to extend credit in the form of a term loan to the Borrowers subject to the terms and conditions set out in the Credit Agreement.

(B)	It is a condition precedent of the Credit Agreement that the Chargor enter into this Security Agreement.

It is agreed as follows:

1	Definitions and Interpretation

1.1	In this Security Agreement (except where the context otherwise requires) words and expressions shall have the same meanings assigned to them as defined in the Credit Agreement and the following words and expressions shall have the following meanings:

“Accounts”	means all interests and rights (if any) present or future in or to any money at any time standing to the credit of any bank or other account with any bank, building society, financial institution or other person;

“Affiliates”	has the meaning given to such term in the Credit Agreement;

“BCA”	means the BVI Business Companies Act (as amended);

“Borrowers”	means AiPharma Global Holdings LLC, AiPharma Asia Limited and AiPharma Holdings Limited;

“Business Day”	means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of Delaware or the British Virgin Islands;

“Charged Property”	means all Investment Rights, Debts and Accounts and all other assets, property and undertaking for the time being subject to the security interests purported to be created by this Security Agreement. References to the Charged Property include references to any part of it;

“Debts”	means, in relation to the Chargor, all debts and other sums of money owed to it now or in the future, including all book and other debts, revenues and monetary claims and all rights, benefits and advantages now or at any time in the future deriving from or incidental to the Debts;

“Event of Default”	has the meaning given to such term under the Credit Agreement;

“Credit Agreement”	means the secured credit agreement dated on or about the date hereof between, the Borrowers and the Chargee;

“Indebtedness”	means any obligation for the payment or repayment of money in any currency, whether present or future, actual or contingent, joint or several, whether incurred as principal or surety or in any other way whatever, and including principal, interest, commission, fees and other charges;

“Insolvency Act”	means the BVI Insolvency Act, 2003 (as amended);

“Investment Rights”	means all:

(a) dividends, distributions, interest and other income paid or payable, now or in the future, in relation to any shares, equity interests or other securities (howsoever described) held by the Chargor, including, without limitation, the equity interests held by the Company in the JV Subsidiary;

(b) rights and benefits, now or in the future, of the Company to receive any sums related to, or in respect of, the assets described at (a) above;

“JV Subsidiary”	means G Response Aid FZCO, a company incorporated in the Jebel Ali Free Zone, Dubai, United Arab Emirates;

“Liability”	means any liability, damage, loss, cost, claim or expense of any kind or nature, whether direct, indirect, special, consequential or otherwise;

“Receiver”	has the meaning given to it in Clause 9;

“Registry”	means the Registry of Corporate Affairs in the British Virgin Islands;

“Secured Obligations”	has the meaning given to the term “Obligations” in the Credit Agreement and references to the Secured Obligations include references to any part of the Secured Obligations;

“Security Interest”	means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest, howsoever created or arising; and

“Shareholder Direction”	means a direction to the JV Subsidiary in the form attached to this Security Agreement at Schedule 1.

1.2	In this Security Agreement:

(a)	any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Security Agreement;

(b)	the clause headings are included for convenience only and shall not affect the interpretation of this Security Agreement;

(c)	use of the singular includes the plural and vice versa;

(d)	use of any gender includes the other gender;

(e)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(f)	references to this Security Agreement or any other document or agreement are to be construed as references to this Security Agreement or such other document as varied in any manner from time to time, even if changes are made to the composition of the parties to this Security Agreement or such other document or to the nature or amount of any facilities made available under such other document;

(g)	indebtedness due, owing or incurred under the Credit Agreement shall include all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided for therein or the obligations and liabilities imposed thereunder; and

(h)	references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality); and in each case, its successors and assigns and persons deriving title under or through it, in whole or in part, and any person which replaces any party to any document in its respective role thereunder, whether by assuming the rights and obligations of the party being replaced or whether by executing a document in or substantially in the form of the document it replaces.

1.3	If any conflict arises between the covenants and undertakings in this Security Agreement and the corresponding covenants and undertakings in the Credit Agreement, the covenants and undertakings given in the Credit Agreement shall prevail.

1.4	The Recitals and Schedules form part of this Security Agreement and shall have effect as if set out in full in the body of this Security Agreement and any reference to this Security Agreement includes the Recitals and Schedules.

2	Covenant to Pay

2.1	The Chargor hereby covenants that it will, on the Chargee’s written demand, pay or discharge to the Chargee all Indebtedness now or in the future due and payable, owing or incurred by it or the Borrowers under or in connection with the Credit Agreement, whether on or after such demand and including any Indebtedness (secured or unsecured) of the Chargor to a third party which has been subsequently assigned or novated.

2.2	The making of one demand shall not preclude the Chargee from making any further demands.

3	Grant of Security

3.1	The Chargor, as legal and beneficial owner, charges in favour of the Chargee by way of first fixed charge as a continuing security for the payment and discharge of the Secured Obligations all its right, title, interest and benefit present and future in, to and under:

(a)	all Investment Rights;

(b)	all Debts; and

(c)	all Accounts.

3.2	The Chargor, as legal and beneficial owner, and as security for the payment and discharge of the Secured Obligations charges in favour of the Chargee by way of first floating charge, any and all rights, assets and other property comprising the Charged Property, both present and future.

3.3	The Chargor, as legal and beneficial owner, and as security for the payment and discharge of the Secured Obligations assigns by way of security to the Chargee, any and all rights it has in respect of the Charged Property, both present and future.

3.4	Priority:

(a)	Any fixed Security Interest created by a Chargor and subsisting in favour of the Chargee shall (save as the Chargee may otherwise declare at or after the time of its creation) have priority over the floating charge created by Clause 3.3; and

(b)	Any Security Interest created in the future by a Chargor (except in favour of the Chargee) shall be expressed to be subject to this Security Agreement and shall rank in order of priority behind the charges created by this Security Agreement.

3.5	Any receipt, release or discharge of any security interest created by this Security Agreement or of any liability arising under this Security Agreement may be given by the Chargee in accordance with the provisions of this Security Agreement and shall not release or discharge the Chargor from any liability owed to the Chargee for the same or any other monies which may exist independently of this Security Agreement. Where such receipt, release or discharge relates to only part of the Secured Obligations such receipt, release or discharge shall not prejudice or affect any other part of the Secured Obligations nor any of the rights and remedies of the Chargee under this Security Agreement nor any of the obligations of the Chargor under this Security Agreement.

3.6	Upon the payment or discharge of all Secured Obligations and the Chargee having no further obligation (whether actual or contingent) to make advances or provide other financial accommodation or otherwise, the Chargee shall on request by the Chargor (at the Chargor’s cost) release the Charged Property from the security interests and discharge the obligations of the Chargor, created by this Security Agreement. Such release shall not prejudice the rights of the Chargee under Clause 11.4 and Clause 14.

3.7	The Chargee shall, following the release of the security interests and discharge of the obligations of the Chargor created by this Security Agreement, provide written confirmation of such release and discharge to the Chargor.

3.8	Any release, discharge or settlement between the Chargor and the Chargee shall be conditional upon no security, disposition or payment to the Chargee being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Chargee shall be entitled to enforce this Security Agreement as if such release, discharge or settlement had not occurred and any such payment not been made.

3.9	The restriction on the consolidation of mortgages imposed by section 35 of the Conveyancing and Law of Property Act 1961 of the British Virgin Islands (as amended) (the “CLPA”) shall not apply to this Security Agreement and the provisions of section 40 of the CLPA shall be varied and/or extended to the extent that the provisions of this Security Agreement are inconsistent with the provisions of such section.

4	Crystallisation of Floating Charge

4.1	The Chargee may at any time by notice to the Chargor:

(a)	following the occurrence of an Event of Default which is continuing; or

(b)	if the Chargee considers that any of the Charged Property the subject of the floating charge granted pursuant to Clause 3.2 is in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy, convert the floating charge constituted under Clause 3.2 with immediate effect into a fixed charge. Such crystallisation shall take effect over such Charged Property as may be specified in the notice. If no Charged Property is specified in the notice, the floating charge over all of the Charged Property shall be crystallised

4.2	The floating charge constituted under Clause 3.2 shall automatically and immediately (without the requirement for any notice) be converted into a fixed charge if:

(a)	the Chargor creates, or attempts to create, a Security Interest without the prior written consent of the Chargee, or any trust in favour of another person over all or any part of the Charged Property;

(b)	the Chargor disposes or attempts to dispose of all or any part of the Charged Property other than property that is subject only to the floating charge (while the floating charge remains uncrystallised) in the ordinary course of business;

(c)	any person resolves to take or takes any step to levy any distress, execution, sequestration or other process against the Charged Property; or

(d)	a resolution is passed or an order is made for the winding up, dissolution, administration or other reorganisation of the Chargor.

5	Covenants by the Chargor

The Chargor covenants that, for so long as any Secured Obligations remain outstanding:

5.1	it shall, collect, get in and realise all Debts and other monies owing to it in the ordinary course of its business and, immediately on receipt, pay all money so collected into a bank account held in the name of the Chargor. Each Chargor shall, pending such payment, hold all money so received upon trust for the Chargee;

5.2	it shall not purport, without the Chargee’s prior written consent, to charge, factor, discount, assign, postpone, subordinate, release or waive its rights in respect of any Debts in favour of any person or do or omit to do anything which might delay or prejudice the full recovery of such Debt;

5.3	it shall:

(a)	immediately after the execution of this Security Agreement, instruct its registered agent to create and maintain a Register of Charges (“Register of Charges”) and to enter particulars of the security created pursuant to this Security Agreement in such Register of Charges, and the Chargor shall instruct its registered agent to effect registration of particulars of this Security Agreement at the Registry pursuant to section 163 of the BCA;

(b)	promptly and in any event within three (3) Business Days from and including the date of execution of this Security Agreement, deliver or procure to be delivered to the Chargee a certified copy of the updated Register of Charges recording the particulars of the security created pursuant to this Security Agreement and a confirmation in writing from the registered agent of the Chargor that the relevant application form to register the security created pursuant to this Security Agreement with the Registry has been filed with the Registry pursuant to section 163 of the BCA; and

(c)	promptly and in any event within three (3) Business Days from and including the date of receipt of the same from the Registry, deliver or procure to be delivered to the Chargee the certificate of registration of charge issued by the Registry and a Registry stamped copy of the Register of Charges recording the particulars of the security created pursuant to this Security Agreement;

5.4	it shall not, except with the prior written consent of the Chargee:

(a)	create, or agree or attempt to create, or permit to subsist over all or part of the Charged Property (or any interest therein) any Security Interest (except as may be created under this Security Agreement or a lien arising by operation of law in the ordinary course of the Chargor’s business) or any trust over any the Charged Property whether ranking prior to, pari passu with or behind the security created in this Security Agreement;

(b)	sell, assign, lease, license or sub-license, grant any interest in the Charged Property or any interest therein or attempt or agree to so dispose other than in accordance with this Security Agreement;

(c)	do or permit to be done any act or thing which may prejudice the value of the Charged Property or otherwise jeopardise the security constituted by this Security Agreement;

(d)	continue in a jurisdiction outside of the British Virgin Islands; or

(e)	be the subject of a merger, consolidation, plan of arrangement or scheme of arrangement.

6	Representations and Warranties by the Chargor

The Chargor represents and warrants to the Chargee and undertakes that:

6.1	the Chargor is the absolute sole, legal and beneficial owner of all of the Charged Property free of all Security Interests, trusts, equities and claims whatsoever (save those under this Security Agreement);

6.2	it is duly incorporated and in good standing under the laws of the British Virgin Islands and has and will at all times have the necessary power to enter into and perform its obligations under this Security Agreement and has duly authorised the execution and delivery of this Security Agreement and the performance of its obligations hereunder;

6.3	this Security Agreement constitutes its legal, valid, binding and enforceable obligation and is a first priority security interest over the Charged Property effective in accordance with its terms;

6.4	the execution, delivery, observance and performance by the Chargor of this Security Agreement will not require the Chargor to obtain any licences, consents or approvals and will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it;

6.5	no consents or approvals are required in order to grant the security interests over the Charged Property created pursuant to this Security Agreement;

6.6	it has obtained all the necessary authorisations and consents to enable it to enter into this Security Agreement and the necessary authorisations and consents will remain in full force and effect at all times during the subsistence of the security constituted by this Security Agreement;

6.7	the execution, delivery, observance and performance by the Chargor of this Security Agreement will not constitute an event of default or trigger any enforcement under any Security Interest in the Chargor’s assets;

6.8	no litigation against the Chargor is current or, to their knowledge pending or threatened; and

6.9	it is not necessary to file details of this Security Agreement anywhere in the world.

7	Power of Attorney

7.1	The Chargor, by way of security for the payment of the Secured Obligations and the performance of its obligations under this Security Agreement and the Credit Agreement, hereby irrevocably appoints each of the Chargee (whether or not a Receiver has been appointed) and any Receiver separately to be its attorney (with full power to appoint substitutes and to delegate) with power in its name and on its behalf, and as its act and deed or otherwise at any time and from time to time, to:

(a)	sign, seal, execute, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Chargee may consider to be necessary or advisable to (i) perfect or improve its security over the Charged Property or (ii) give proper effect to the intent and purposes of this Security Agreement; or (iii) enable or assist in any way in the exercise of any right or the enforcement thereof including any power of sale of the Charged Property (whether arising under this Security Agreement or implied by statute or otherwise); and

(b)	perform any other act of any description,

which may be required of the Chargor under this Security Agreement or may be deemed by such attorney necessary or desirable for any purpose of this Security Agreement or to constitute, enhance or perfect the security intended to be constituted by it or to convey or transfer legal ownership of any Charged Property.

7.2	The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

7.3	All sums expended by the Chargee or any Receiver under this Clause shall be recoverable from the Chargor in accordance with the terms of this Security Agreement.

8	Event of Default and Enforcement

8.1	The Chargee’s rights of enforcement in relation to this Security Agreement shall become immediately enforceable upon the occurrence of an Event of Default and the Chargee may in its absolute discretion enforce all or any part of the security created by this Security Agreement as it sees fit.

8.2	Upon the occurrence of an Event of Default, without prejudice to any other rights of enforcement in relation to this Security Agreement, the Chargee shall be entitled to deliver the Shareholder Direction to the JV Subsidiary.

8.3	The power of sale created by the Chargee over the Security Interests will be immediately exercisable at any time after any Security Interest created under this Security Agreement has become enforceable.

8.4	To the fullest extent permissible by law, following the occurrence of an Event of Default the Chargee may exercise any powers or rights conferred on a Receiver by this Security Agreement or by law, in relation to any part of the Charged Property without first appointing a Receiver and notwithstanding the appointment of a Receiver.

9	Receiver

9.1	Without prejudice to the provisions of Clause 8 above, upon the occurrence of an Event of Default the Chargee may by writing without notice to the Chargor appoint one or more persons eligible to be appointed as a receiver or administrative receiver under the Insolvency Act as the Chargee thinks fit to be a receiver or administrative receiver (the “Receiver”) in relation to the Charged Property. Where the Chargee appoints two or more persons as Receiver, the Receivers may act jointly or independently.

9.2	The Chargee may remove any Receiver it appoints, and appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver it has removed, or who has otherwise ceased to act, or to act jointly with a Receiver or Receivers.

9.3	If at any time any two or more persons hold office as Receivers of the same assets or income, such Receivers may act jointly and/or severally so that each one of such Receivers shall be entitled (unless the contrary is stated in any instrument(s) appointing them) to exercise all the powers and discretions hereby conferred on Receivers individually and to the exclusion of the other or others of them.

9.4	Every such appointment or removal, and every delegation, appointment or removal by the Chargee in the exercise of any right to delegate its powers or to remove delegates, may be made in writing under the hand of any officer of the Chargee.

9.5	Every Receiver shall have the following powers:

(a)	power to take possession of, collect and get in any of the Charged Property and, for that purpose, to take such proceedings as may seem to him to be expedient;

(b)	without notice to, or further consent or concurrence by, the Chargor to sell or otherwise dispose of any of the Charged Property by such method, at such place and upon such terms as a Receiver may in its absolute discretion determine, with power to postpone any such sale and in any such case a Receiver may exercise any and all rights attaching to the Charged Property as the Receiver in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights;

(c)	power to raise or borrow money and grant security over the Charged Property;

(d)	power to appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;

(e)	power to bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Charged Property;

(f)	power to refer to arbitration any question affecting the Chargor;

(g)	power to effect and maintain insurances in respect of the business and assets of the Chargor;

(h)	power to do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Charged Property;

(i)	power to appoint any agent to do any business which the Receiver is unable to do or which can be more conveniently done by an agent and power to employ and dismiss employees;

(j)	power to do all such things (including the carrying out of works) as may be necessary for the realisation of the assets of the Chargor;

(k)	power to make any payment which is necessary or incidental to the performance of his functions;

(l)	power to carry on the business of the Chargor;

(m)	power to establish subsidiaries of the Chargor;

(n)	power to transfer to subsidiaries of the Chargor the whole or any part of the business and assets of the Chargor;

(o)	power to grant or accept a surrender of a lease of tenancy of any of the assets of the Chargor, and to take a lease or tenancy of any property required or convenient for the business of the Chargor;

(p)	power to make any arrangement or compromise on behalf of the Chargor in respect of the Charged Property;

(q)	power to call up any uncalled capital of the Chargor;

(r)	power to rank and claim in the insolvency or liquidation of the Chargor or any person indebted to the Chargor and to receive dividends and to accede to trust deeds for the creditors of the Chargor or any person indebted to the Chargor;

(s)	power to present or defend a petition for the winding up of the Chargor;

(t)	power to amend the memorandum and articles of association of the Chargor and to change the situation of the Chargor’s registered office; and

(u)	power to do all things incidental to the exercise of the foregoing powers.

9.6	The Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for his acts and defaults and liable on any contracts made, entered into or adopted by the Receiver. The Chargee shall not be liable for the Receiver’s acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.

9.7	In making any sale or other disposal of any of the Charged Property in the exercise of their respective powers, the Receiver or the Chargee may accept by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations including, without limitation, consideration fluctuating according to or dependent upon a profit or turnover and consideration the amount of which is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments.

9.8	Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be conclusively fixed by the Chargee) commensurate with the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with the current practice of such Receiver or his firm.

9.9	To the fullest extent permissible under law, the Chargee may exercise any right or power that the Receiver may exercise in relation to the enforcement of this Security Agreement.

10	Other powers exercisable by the Chargee

10.1	All powers of the Receiver conferred by this Security Agreement may be exercised by the Chargee after this Security Agreement has become enforceable.

10.2	The Chargee shall have no liability or responsibility to the Chargor arising out of the exercise or non-exercise of the powers conferred on it by this Clause, except for gross negligence or wilful default.

10.3	The Chargee need not enquire as to the sufficiency of any sums received by it in respect of any debt or claim so assigned to it or make any claim or take any other action to collect in or enforce them.

11	Application of Monies by the Chargee or a Receiver

11.1	The Chargee (and any Receiver) shall apply the monies received by it as a result of the enforcement of this Security Agreement:

(a)	firstly, in payment or satisfaction of the expenses related to enforcement of this Security Agreement (including without limitation the fees and expenses of the Receiver);

(b)	secondly, in meeting claims of the Chargee in respect of the Secured Obligations; and

(c)	thirdly, in payment of the balance (if any) to the Chargor or any third person entitled to it.

11.2	The Chargee shall not be liable for any loss or damage occasioned by:

(a)	any sale or disposal of the Charged Property or an interest in the Charged Property; or

(b)	arising out of the exercise, or failure to exercise, any of its powers under this Security Agreement; or

(c)	any neglect or default to pay any instalment or accept any offer or notify the Chargor of any such neglect or default; or

(d)	any other loss of whatever nature in connection with the Charged Property.

11.3	The Chargee may, at any time after demand and until the irrevocable and unconditional payment to the Chargee of all Secured Obligations, place and keep to the credit of a suspense account any money received or realised by the Chargee by virtue of this Security Agreement. The Chargee shall have no intermediate obligation to apply such money in or towards the discharge of any Secured Obligations.

11.4	The Chargee may keep any security held by it in respect of the Chargor’s liability under this Security Agreement and the Credit Agreement in order to protect it against any possible claim under insolvency law for up to three years after all Secured Obligations have been satisfied. If a claim is made against the Chargee within that period, the Chargee may keep the security until that claim has finally been dealt with.

12	Protection of the Chargee and Receiver

12.1	Neither the Chargee nor any Receiver shall be liable in respect of any Liability which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise, any of their respective powers under or by virtue of this Security Agreement, except if and insofar as such Liability results from its or his own gross negligence or wilful default.

12.2	Without prejudice to the generality of Clause 12.1, neither the Chargee nor any Receiver shall be liable to account as mortgagee in possession or otherwise for any sum not actually received by it or him respectively. If and whenever the Chargee enters into possession of any Charged Property, it shall be entitled at any time at its discretion to go out of possession.

13	Protection of Purchasers

13.1	No purchaser or other person dealing with the Chargee or its delegate shall be bound to see or inquire whether any of the powers which the Chargee has exercised or purported to exercise has arisen or become exercisable, or whether this Security Agreement has become enforceable, or whether a Receiver has been validly appointed, or whether any event or cause has happened to authorise the Chargee or a Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power, and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

13.2	The receipt of the Chargee shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any money paid to or by the direction of the Chargee.

14	Continuing Security and Non-Merger

14.1	The security constituted by this Security Agreement shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

14.2	This Security Agreement is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Chargee.

15	Ruling Off Account

15.1	On receiving notice that the Chargor has created a Security Interest over or otherwise encumbered or disposed of any of the Charged Property, the Chargee may rule off all its accounts and open new accounts with the Chargor.

15.2	If the Chargee does not open a new account immediately on receipt of such notice, it shall nevertheless be treated as if it had done so on that day. From that day, all payments made by the Chargor to the Chargee shall be treated as having been credited to a new account and shall not operate to reduce the amount owing from the Chargor to the Chargee at the time when it received such notice.

16	Currency

16.1	For the purpose of, or pending the discharge of, any of the Secured Obligations the Chargee may, in its sole discretion, convert any moneys received, recovered or realised in any currency under this Security Agreement (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Chargee thinks fit.

16.2	No payment to the Chargee (whether under any judgment or court order or otherwise) shall discharge the Secured Obligations in respect of which it was made unless and until the Chargee shall have received payment in full in the currency in which such Secured Obligations were incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Secured Obligations expressed in that currency, the Chargee shall have a further separate cause of action against the Chargor and shall be entitled to enforce this Security Agreement to recover the amount of the shortfall.

17	Costs

17.1	The Chargor shall on demand and on a full indemnity basis pay to the Chargee the amount of all costs and expenses and other liabilities (including stamp duty, and legal and out-of-pocket expenses) which the Chargee incurs in connection with:

(a)	the preparation, negotiation, execution and delivery of this Security Agreement;

(b)	any actual or proposed amendment or waiver or consent under or in connection with this Security Agreement;

(c)	any discharge or release of this Security Agreement;

(d)	the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Security Agreement; or

(e)	dealing with or obtaining advice about any matter or question arising out of or in connection with enforcing the Chargee’s exercise of its rights under this Security Agreement.

18	Variation and Amendment

This Security Agreement shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Credit Agreement and no variation of this Security Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

19	Assignment

19.1	The Chargor may not assign or transfer all or any part of its rights, benefits or obligations under this Security Agreement to any other person without the prior written consent of the Chargee.

19.2	The Chargee may assign or otherwise transfer the whole or any part of the benefit of this Security Agreement to any person to whom all or any part of its rights, benefits and obligations under the Credit Agreement are assigned or transferred and the expression “the Chargee” wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Chargee, who shall be entitled to enforce and proceed upon this Security Agreement in the same manner as if named herein. The Chargee shall be entitled to disclose any information concerning the Chargor to any such assignee or other successor or any participant or proposed assignee, successor or participant.

20	Information

The Chargee may from time to time seek from any other finance provider to the Chargor such information about the Chargor and its affairs as the Chargee may think fit. The Chargor directs any such third party to provide such information to the Chargee and agrees to provide such further authority for this purpose as the Chargee may from time to time require.

21	Entire Agreement

This Security Agreement and the Credit Agreement and the documents referred to therein constitute the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Security Agreement.

22	Further Assurance

The Chargor shall promptly execute all documents and do all things that the Chargee may specify for the purpose of:

(a)	securing and perfecting its security over or title to all or any of the Charged Property; and/or

(b)	enabling the Chargee to vest all or part of the Charged Property in its name or in the names of its nominee(s), agent or any purchaser,

including the execution and delivery of all assignments, transfers, mortgages, charges, notices, instructions and such other documents as the Chargee may in its discretion think fit.

23	Notices

Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Security Agreement shall be delivered in accordance with Section 8.01 (Notices) of the Credit Agreement.

24	Miscellaneous

24.1	All sums payable by the Chargor under this Security Agreement shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will simultaneously with making the relevant payment under this Security Agreement pay to the Chargee such additional amount as will result in the receipt by the Chargee of the full amount which would otherwise have been receivable and will supply the Chargee promptly with evidence satisfactory to the Chargee that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

24.2	No delay or omission on the part of the Chargee in exercising any right or remedy under this Security Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Security Agreement of that or any other right or remedy.

24.3	The Chargee’s rights powers and remedies under this Security Agreement are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Chargee deems expedient.

24.4	Any waiver by the Chargee of any terms of this Security Agreement or any consent or approval given by the Chargee under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.

24.5	If at any time any one or more of the provisions of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

24.6	Any statement, certificate or determination of the Chargee as to the Secured Obligations or (without limitation) any other matter provided for in this Security Agreement shall, in the absence of manifest error, be conclusive and binding on the Chargor.

25	Law and Jurisdiction

25.1	This Security Agreement is governed by, and shall be construed in accordance with, the laws of the British Virgin Islands.

25.2	Except for the Chargee’s remedies provided for under the terms of this Security Agreement and the laws of the British Virgin Islands and any non-judicial foreclosure of any security interests in real or personal property, exercise of self-help remedies (including, without limitation, set-off), appointment of a receiver and temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions) (collectively, the “Secured Creditor Remedies”), any dispute arising out of or in connection with this Security Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Clause 25.2.

(a)	The number of arbitrators shall be three (3). Each party or “side” in the dispute shall nominate one (1) arbitrator, and the two party-nominated arbitrators shall nominate a third arbitrator, who shall serve as presiding arbitrator. Parties who are Affiliates shall be considered one side. In the event the parties cannot agree on the composition of two separate “sides” for the purposes of constituting the arbitral tribunal, and the then the LCIA Court shall determine the composition of the sides, and the arbitral tribunal shall be nominated as set forth above.

(b)	The seat, or legal place, of arbitration shall be New York, New York, United States of America.

(c)	The language to be used in the arbitral proceedings shall be English. The arbitration proceedings shall be confidential.

(d)	Each party must bear its own costs in connection with any dispute, provided however that: (i) all interim expenses or fees payable to arbitrators or institutions conducting an arbitration must be shared equally by the parties interested in the dispute (and to the extent parties to the dispute are Affiliates, they shall be deemed to be one party for the purposes of allocation of such interim expenses); and (ii) the arbitral tribunal may apportion arbitration costs, including legal fees, as part of the arbitral award.

(e)	Notwithstanding any provision of this Clause 25.2, nothing in this Clause 25.2 prevents any party from applying to a court of competent jurisdiction: (i) for injunctive relief, a preservation order or other interim relief; (ii) to seek recognition and enforcement of any arbitral award or determination made under this Security Agreement; or (iii) to aid in Lender’s enforcement of any Secured Creditor Remedies.

(f)	Notwithstanding any of the foregoing provisions of this Clause 25.2, the arbitral tribunal shall have the power to order consolidation of any other dispute, controversy, difference or claim arising between the parties in relation to or connected with this Security Agreement and which is already the subject of existing arbitration proceedings, unless the parties otherwise agree in writing.

(g)	Notwithstanding the existence of any dispute or the conduct of any arbitration proceedings pursuant to this Security Agreement, this Security Agreement shall remain in full force and effect and the parties must continue to perform their obligations hereunder.

25.3	The Chargee shall not be prevented from taking proceedings relating to a dispute in any jurisdiction, including, without limitation, the British Virgin Islands. To the extent allowed by law, the Chargee may take concurrent proceedings in any number of jurisdictions.

26	Counterparts

This Security Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

This Security Agreement has been executed by the Chargor as a deed and signed by the Chargee and it shall take effect on the date stated at the beginning of this document.

The Chargor

Executed and Delivered as a	)	/s/ Alessandro Gadotti_
Deed by AiPharma Limited	)	Authorised Signatory
acting by:	)
	)	Alessandro Gadotti
Name of Authorised Signatory

The Chargee

Executed and Delivered as a Deed by	)	/s/ Amro Albanna
Aditxt, Inc.	)	Authorised Signatory
)
	)	Amro Albanna
	)	Authorised Signatory